January 20, 2022 Q4 2021 – Supplemental Information Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited,” “BKU” or the “Company”) with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by the COVID-19 pandemic. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov). 2

Financial Highlights

Strong Quarterly Results; Improving Credit Metrics 4 Operating results Loans and Deposits Asset Quality Capital • Net income for the quarter of $125.3 million and EPS of $1.41 • Pre-tax income was reduced by notable items totaling $40.4 million • $69.1 million of tax benefits recognized for the quarter • ROE for the year ended December 31, 2021 of 13.3% and ROA of 1.16% • NIM expanded by 11bps to 2.44% and net interest income increased by $11 million linked quarter • Loans, excluding the runoff of PPP, grew by $1.0 billion for the quarter. Largest loan growth quarter since the second quarter of 2016. • Commercial loans excluding PPP grew by $500 million; residential loans grew by $541 million. • Total deposits increased by $1.3 billion for the quarter. • Average total cost of deposits declined to 0.19% for the quarter. • “Spot” APY on total deposits was 0.16% at December 31, 2021. • Total criticized and classified loans declined by $367 million • Loans on short-term deferral and CARES Act Modifications continued to decline; totaled $194 million at December 31st compared to $285 million at September 30; all loans that have rolled off of modification have resumed regular payments or paid off. • NPA ratio improved to 0.58% from 0.80% and is now below 12/31/19 levels • During Q4 2021, we repurchased $182 million of common stock. • CET1 ratios of 12.6% at the holding company and 14.5% at the bank at December 31, 2021 • Book value per share grew to $35.47 and tangible book value grew to $34.56 at December 31, 2021.

Highlights from Fourth Quarter Earnings

BankUnited

($ in millions, except per share data)	Q4 21	Q3 21	Q4 20	Change From Q3 21	Change From Q4 20	Key Highlights
Net Interest Income	$206	$195	$193	$11	$13	
Provision for (Recovery of) Credit Losses	$0.2	($12)	($2)	$12	$2	
Total Non-interest Income	$46	$25	$35	$20	$10	Q4 2021 includes a gain on sale of residential loans of $18 million.
Total Non-interest Expense	$188	$118	$123	$70	$65	Includes $59 million in notable expense items.
Net Income	$125	$87	$86	$38	$40	Impacted by $69 million in tax benefits
EPS	$1.41	$0.94	$0.89	$0.47	$0.52	
Period-end Loans	$23,765	$22,808	$23,866	$957	($101)	Growth of over $1 billion in Q4 excluding PPP
Period-end Non-interest DDA	$8,976	$9,158	$7,009	($183)	$1,967	28% YoY non-interest DDA growth;
Period-end Deposits	$29,438	$28,116	$27,496	$1,322	$1,942	Non-interest DDA, on a net basis, accounted for all annual deposit growth
CET1	12.6%	13.4%	12.6%	(0.8%)	-	
Total Capital	14.3%	15.3%	14.7%	(1.0%)	(0.4%)	
Yield on Loans	3.50%	3.45%	3.55%	0.05%	(0.05%)	
Cost of Deposits	0.19%	0.20%	0.43%	(0.01%)	(0.24%)	Spot APY on total deposits declined to 0.16% at December 31, 2021
Net Interest Margin	2.44%	2.33%	2.33%	0.11%	0.11%	
Non-performing Assets to Total Assets [1]	0.58%	0.80%	0.71%	(0.22%)	(0.13%)	
Allowance for Credit Losses to Total Loans	0.53%	0.70%	1.08%	(0.17%)	(0.55%)	
Net Charge-offs to Average Loans [2]	0.29%	0.19%	0.26%	0.10%	0.03%	

(1) Includes guaranteed portion of non-accrual SBA loans.
(2) Annualized for the period ended September 30, 2021.

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Notable Items Impacting Fourth Quarter Earnings 6 The following table details $40.4 million of notable items that impacted income before income taxes for the quarter ended December 31, 2021 (income (expense) in thousands): As previously reported, during the quarter ended December 31, 2021, the Bank reached a settlement with the Florida Department of Revenue related to certain tax matters for the 2009-2019 tax years and recorded a tax benefit of $43.9 million, net of federal impact. Unrelated to the Florida settlement, the Bank recorded an additional $25.2 million tax benefit related to a reduction in the liability for unrecognized tax benefits arising from expiration of statutes of limitation in the Federal and certain state jurisdictions. Gain on sale of single-family residential loans 18,216$ Discontinuance of cash flow hedges (44,833) Special employee bonus (6,809) Professional fees related to tax settlement (4,198) Impairment of operating lease equipment (2,813) (40,437)$

Transformed Deposit mix ($ in millions) 7 $6,335 $6,820 $7,347 $4,807 $3,229 $3,384 $10,715 $11,262 $10,622 $12,660 $12,460 $13,369 $1,758 $1,771 $2,131 $3,020 $3,269 $3,709 $3,071 $3,621 $4,295 $7,009 $9,158 $8,976$21,879 $23,474 $24,395 $27,496 $28,116 $29,438 12/31/17 12/31/18 12/31/19 12/31/20 9/30/21 12/31/21 Non-interest Demand Interest Demand Money Market / Savings Time Non-interest bearing demand deposits have grown at a compound annual growth rate of 44% since December 31, 2019 Quarterly Cost of Deposits 0.94% 1.52% 1.48% 0.43% 0.20% 0.19% Non-interest bearing as % of Total Deposits 14.0% 15.4% 17.6% 25.5% 32.6% 30.5% We have consistently priced down our deposit portfolio since the Fed began lowering interest rates in late 2019 Spot Average Annual Percentage Yield (“APY”) At December 31, 2019 At March 31, 2020 At June 30, 2020 At September 30, 2020 At December 31, 2020 At March 31, 2021 At June 30, 2021 At September 30, 2021 At December 31, 2021 Total non-maturity deposits 1.11% 0.83% 0.44% 0.37% 0.29% 0.24% 0.20% 0.18% 0.14% Total interest-bearing deposits 1.71% 1.35% 0.82% 0.65% 0.48% 0.36% 0.30% 0.27% 0.23% Total deposits 1.42% 1.12% 0.65% 0.49% 0.36% 0.27% 0.22% 0.19% 0.16%

Prudently Underwritten and Well-Diversified Loan Portfolio At December 31, 2021 ($ in millions) 8 Loan Portfolio Over Time CRE C&I Lending Subs Residential Loan Product Type $4,949 $5,661 $6,348 $7,827 $8,368 $7,501 $7,493 $6,896 $5,883 $5,702 $6,478 $6,718 $6,448 $6,179 $6,735 $782 $333 $249 $432 $768 $1,259 $877 $1,092 $2,617 $2,515 $2,133 $1,709 $1,619$21,977 $23,155 $23,866 $22,808 $23,765 12/31/18 12/31/19 12/31/20 9/30/21 12/31/21 Residential CRE C&I PPP Mortgage Warehouse Lending Lending Subs Non-owner Occupied 77% Multi- family 20% Construction and Land 3% Commercial and Industrial 68% Owner Occupied 28% SBA PPP 4% Pinnacle 57% Bridge - Franchise 21% Bridge - Equipment 22%30 Yr Fixed 25% 15 & 20 Year Fixed 13% 10/1 ARM 13% 5/1 & 7/1 ARM 24% Formerly Covered 1% Govt Insured 24%

Allowance for Credit Losses

CECL Methodology

BankUnited

Underlying Principles

- The ACL under CECL represents management's best estimate at the balance sheet date of expected credit losses over the life of the loan portfolio.
- Required to consider historical information, current conditions and a reasonable and supportable economic forecast.
- For most portfolio segments, BankUnited uses econometric models to project PD, LGD and expected losses at the loan level and aggregates those expected losses by segment.
- Qualitative adjustments may be applied to the quantitative results.
- Accounting standard requires an estimate of expected prepayments which may significantly impact the lifetime loss estimate.

Economic Forecast

- Our ACL estimate was informed by Moody's economic scenarios published in September 2021.
    - Unemployment at 3.9% for Q1 2022, steadily declining to 3.5% through end of 2022.
    - Annualized growth in GDP at 5.4% for Q1 2022, normalizing to an average of 3.5%
    - VIX trending at stabilized levels through the forecast horizon.
    - S&P 500 averaging 4,300 through the R&S period.
- 2 year reasonable and supportable forecast period.

Key Variables

- The models ingest numerous national, regional and MSA level economic variables and data points. Economic data and variables to which portfolio segments are most sensitive:
    - Commercial
        - Market volatility index
        - S&P 500 index
        - Unemployment rate
        - A variety of interest rates and spreads
    - CRE
        - Unemployment
        - CRE property forecast
        - 10-year treasury
        - Baa corporate yield
        - Real GDP growth
    - Residential
        - HPI
        - Unemployment rate
        - Real GDP growth
        - Freddie Mac 30-year rate

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Drivers of Change in the ACL – Current Quarter 11 ACL 9/30/21 ACL 12/31/21 Net Portfolio Migration Portfolio and Assumption Changes Economic Forecast Net Charge- Offs Change in Qualitative Overlay ($ in millions) % of Total Loans 0.70% 0.53% • Risk rating migration • Changes in specific reserves • New loans • Exits/runoff • Portfolio seasoning • Changes in borrower financial condition • Portfolio composition changes • Current market adjustment • Changes to forward path of economic forecast • Additional qualitative overlay related to economic uncertainty re: virus variants, fiscal and monetary policy • Majority related to one loan

Drivers of Change in the ACL – Fiscal 2021 12 ACL 12/31/20 ACL 12/31/21 Net Portfolio Migration Portfolio and Assumption Changes Economic Forecast Net Charge- Offs Change in Qualitative Overlay ($ in millions) % of Total Loans 1.08% 0.53% • Risk rating migration • Changes in specific reserves • Changes in underlying assumptions • New loans • Exits/runoff • Portfolio seasoning • Changes in borrower financial condition • Changes in portfolio composition • Resi loans exiting deferral • Current market adjustment • Changes to forward path of economic forecast

Allocation of the ACL

BankUnited

($ in millions)

	December 31, 2020		September 30, 2021		December 31, 2021	
	Balance	% of Loans	Balance	% of Loans	Balance	% of Loans
Residential and other consumer	$ 18.7	0.29%	$ 9.5	0.12%	$ 9.2	0.11%
Commercial:						
Commercial real estate	104.6	1.52%	30.6	0.52%	28.8	0.51%
Commercial and industrial	91.0	1.07%	101.6	1.37%	68.0	0.84%
Pinnacle	0.3	0.03%	0.2	0.02%	0.2	0.02%
Franchise finance	36.3	6.61%	13.6	3.43%	16.7	4.90%
Equipment finance	6.4	1.34%	4.1	1.09%	3.6	1.00%
Total commercial	238.6	1.36%	150.1	1.00%	117.3	0.76%
Allowance for credit losses [2]	**$ 257.3**	1.08%	**$ 159.6**	0.70%	**$ 126.5**	0.53%

Asset Quality Ratios	December 31, 2020	September 30, 2021	December 31, 2021
Non-performing loans to total loans [1]	1.02%	1.21%	0.87%
Non-performing assets to total assets [1]	0.71%	0.80%	0.58%
Allowance for credit losses to non-performing loans [1]	105.26%	57.69%	61.41%
Net charge-offs to average loans [3]	0.26%	0.19%	0.29%

(1) Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $46.1 million, $49.1 million, and $51.3 million or 0.19%, 0.22%, and 0.22%, of total loans and 0.13%, 0.14%, and 0.15% of total assets, at December 30, 2021, September 30, 2021, and December 31, 2020.

(2) ACL to total loans, excluding government insured residential loans, PPP loans and MWL, which carry nominal or no reserves, was 0.62%, 0.81%, and 1.26% at December 31, 2021, September 30, 2021, and December 31, 2020, respectively. See section entitled "Non-GAAP Financial Measures" on page 33.

(3) Annualized for the period ended September 30, 2021.

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Loan Portfolio and Credit

Loan Portfolio – Geographic Distribution At December 31, 2021 Commercial (1) Residential CRE (1) Includes PPP, MWL, BFG and Pinnacle FL 37% NY Tri-State Area 23% Other 40% 15 CA 33% FL 8% NY 20% Other 39% FL 58% NY Tri-State Area 33% Other 9%

Loan Portfolio – Granular, Diversified Commercial & Industrial Portfolio

At December 31, 2021

BankUnited

($ in millions)

- Includes $1.9 billion of owner-occupied real estate
- Some key observations:
  - Educational services – well established private colleges, universities and high schools
  - Transportation and warehousing – cruise lines, aviation authorities, logistics
  - Health care – larger physician practice management companies, HMO's, mental health & substance abuse; no small practices
  - Arts and entertainment – stadiums, professional sports teams, gaming
  - Accommodation and food services – time share, direct food services businesses and concessionaires

Industry	Balance [1]	Commitment	% of Portfolio
Finance and Insurance	$ 1,155	$ 2,015	17.1%
Educational Services	644	700	9.6%
Wholesale Trade	629	949	9.3%
Transportation and Warehousing	480	562	7.1%
Health Care and Social Assistance	462	650	6.9%
Information	436	622	6.5%
Manufacturing	433	598	6.4%
Real Estate and Rental and Leasing	365	601	5.4%
Utilities	300	426	4.5%
Construction	264	428	3.9%
Retail Trade	263	322	3.9%
Professional, Scientific, and Technical Services	255	352	3.8%
Other Services (except Public Administration)	247	312	3.7%
Public Administration	199	214	3.0%
Accommodation and Food Services	189	240	2.8%
Arts, Entertainment, and Recreation	171	196	2.5%
Administrative and Support and Waste Management	170	225	2.5%
Other	73	92	1.1%
	$ 6,735	**$ 9,504**	**100.0%**

(1) Excludes PPP loans

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Loan Portfolio – Commercial Real Estate by Property Type At December 31, 2021 Property Type Balance FL NY Tri State Other Wtd. Avg. DSCR Wtd. Avg. LTV Non- Performing Office 1,810$ 60% 25% 15% 2.72 64.1% 1$ Multifamily 1,224 42% 53% 5% 2.09 59.2% 11 Retail 1,075 56% 35% 9% 1.75 70.2% 18 Warehouse/Industrial 856 64% 24% 12% 2.41 57.6% - Hotel 547 82% 10% 8% 1.54 60.0% 18 Other 190 55% 37% 8% 2.47 57.2% 7 5,702$ 58% 33% 9% 2.23 62.6% 55$ • Commercial real estate loans are secured by income-producing, non-owner occupied properties, typically with well capitalized middle market sponsors • All non-performing hotel loans are in the SBA portfolio. • NY commercial real estate portfolio contains $122 million of mixed-used properties; $57 million included in the table above in multi-family, $46 million in retail and $19 million in office. ($ in millions) 17

Loan Portfolio – Deferrals and Modifications

At December 31, 2021

BankUnited

($ in millions)

- Loans subject to COVID related deferral or modification under the CARES Act totaled $205 million or 1% of the total loan portfolio at December 31, 2021. $11 million of these loans, all residential, were under short-term deferral at December 31.
- Commercial CARES Act modifications are most often 9 to 12-month interest only periods.
- $509 million in commercial loans have rolled off of CARES Act modification. 100% of them have paid off or resumed regular payments.

	Under Short Term Deferral or CARES Act Modification as of December 31, 2021	% of Portfolio	Loans That Have Rolled Off of Short-Term Deferral or CARES Act Modification			
			Paid Off or Paying as Agreed		Not Resumed Regular Payments	
			Balance	% of loans	Balance	% of loans
Residential -excluding government insured	$ 33 (1)	1%	$ 479	96%	$ 21	4%
CRE by Property Type:						
Retail	$ -	-	$ 19	100%	$ -	-
Hotel	15	3%	329	100%	-	-
Office	-	-	45	100%	-	-
Multifamily	7	1%	16	100%	-	-
Industrial	-	-	-	-	-	-
Other	-	-	-	-	-	-
Total CRE	$ 22	0%	$ 409	100%	$ -	-
C&I - Industry:						
Accomm. and Food Services	$ 31	16%	$ -	-	$ -	-
Retail Trade	31	12%	3	100%	-	-
Manufacturing	23	5%	10	100%	-	-
Other	37	7%	62	100%	-	-
Total C&I	$ 122	2%	$ 75	100%	$ -	-
BFG - Franchise	$ 28	8%	$ 25	100%	$ -	-
Total Commercial	$ 172	1%	$ 509	100%	$ -	-
Total	**$ 205**	**1%**	**$ 988**	**98%**	**$ 21**	**2%**

(1) Includes $22 million in residential loans modified under the CARES act that are continuing to make payments.

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Loan Portfolio – Retail At December 31, 2021 ($ in millions) Retail - Commercial Real Estate • No significant mall or “big box” exposure Retail – Commercial & Industrial 19 Property Type Balance Short-Term Deferral or CARES Modification Non-Performing Loans Special Mention Classified Retail - Anchored 598$ -$ 9$ -$ 40$ Retail - Unanchored 437 - 9 - 114 Construction to Perm 4 - - - - Gas Station 21 - - - - Restaurant 15 - - - 4 1,075$ -$ 18$ -$ 158$ Industry Not Secured by Real Estate Owner Occupied Real Estate Total Balance Short-Term Deferral or CARES Modification Non- Performing Loans Special Mention Classified Gasoline Stations 1$ 75$ 76$ -$ 1$ -$ 1$ Health and Personal Care Stores 13 6 19 12 - - 11 Furniture Stores - 24 24 - - - - Vending Machine Operators 19 - 19 19 - - 19 Specialty Food Stores 1 5 6 - 2 - 2 Grocery Stores 1 12 13 - - - 1 Automobile Dealers 7 4 11 - - - - Clothing Stores 1 10 11 - - - 3 Florists 10 - 10 - - - - Other 31 43 74 - 3 1 7 84$ 179$ 263$ 31$ 6$ 1$ 44$

Loan Portfolio – BFG Franchise Finance At December 31, 2021 ($ in millions) Portfolio Breakdown by Concept Portfolio Breakdown by Geography CA 24% TX 10% UT 7% GA 7% CO 7% Other 45% 20 Balance % of BFG Franchise Short-Term Deferral or CARES Modification Non-Performing Loans Special Mention Classified Restaurant Concepts: Burger King 51$ 14% -$ 20$ -$ 20$ Dunkin Donuts 18 5% - 3 - 14 Ram Restaurant and Brewery 13 4% 13 - - 13 Little Caesars 13 4% - 3 - 3 Jimmy John's 13 4% - - - - Other 75 22% 13 5 - 11 183$ 53% 26$ 31$ -$ 61$ Non-Restaurant Concepts Planet Fitness 95$ 28% -$ -$ -$ 10$ Orange Theory Fitness 40 12% 2 2 - 39 Other 24 7% - - - 4 159$ 47% 2$ 2$ -$ 53$

Loan Portfolio – Hotel At December 31, 2021 ($ in millions) • 82% of our exposure is in Florida, followed by 10% in New York • Includes $48.6 million in SBA loans • All hotel properties in FL and NY remain open • Decline of $67 million of hotel CARES Act modifications during Q4 Exposure by Flag Marriott $138 25% Independent $94 17% Others $149 27% Hilton $85 16% IHG $44 8% Sheraton $37 7% Total Portfolio: $547 million 21

Credit Quality – Residential At December 31, 2021 High quality residential portfolio consists of primarily prime jumbo mortgages with de-minimis charge- offs since inception as well as fully government insured assets FICO Distribution(1) Breakdown by LTV(1) Breakdown by Vintage(1) (1) Excludes government insured residential loans. FICOs are refreshed routinely. LTVs are typically based on valuation at origination. <720 or NA 9% 720-759 19% >759 72% 60% or less 37% 61% - 70% 26% 71% - 80% 36% More than 80% 1% Prior 22% 2017 5% 2018 4% 2019 6% 2020 17% 2021 46% 22

Asset Quality Metrics Non-performing Loans to Total Loans Non-performing Assets to Total Assets Net Charge-offs to Average Loans(1) (1) YTD net charge-offs, annualized at September 30, 2021. 0.88% 1.02% 1.21% 0.87% 0.68% 0.80% 0.99% 0.68% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 12/31/19 12/31/20 9/30/21 12/31/21 Incl. guaranteed portion of non-accrual SBA loans Excl. guaranteed portion of non-accrual SBA loans 0.63% 0.71% 0.80% 0.58% 0.49% 0.56% 0.66% 0.45% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 12/31/19 12/31/20 9/30/21 12/31/21 Incl. guaranteed portion of non-accrual SBA loans Excl. guaranteed portion of non-accrual SBA loans 23 0.05% 0.26% 0.19% 0.29% 0.00% 0.20% 0.40% 0.60% 12/31/19 12/31/20 9/30/21 12/31/2021

Non-Performing Loans by Portfolio Segment ($ in millions) (1) Includes the guaranteed portion of non-accrual SBA loans totaling $46.1 million, $49.1 million, $51.3 million, and $45.7 million at December 31, 2021, September 30, 2021, December 31, 2020, and December 31, 2019, respectively. $19 $29 $33 $29 $18 $36 $24 $19 $6 $24 $11 $11 $65 $43 $113 $58 $21 $14 $45 $32 $33 $62 $67 $64 $56 $205 $244 $277 $206 12/31/19 12/31/20 9/30/21 12/31/21 Residential and Other Consumer CRE Multifamily C&I Equipment Franchise SBA(1) 24

Criticized and Classified Loans ($ in millions) Commercial Real Estate Commercial & Industrial (1) Franchise Finance(3) Equipment Finance SBA(2) (1) Substandard non-accruing and doubtful includes $27.8 million and $16.4 million of loans rated doubtful at December 31, 2021 and September 30, 2021, respectively. (2) Includes the guaranteed portion of non-accrual SBA loans totaling $46.1 million, $49.1 million, $51.3 million, $45.7 million, at December 31, 2021, September 30, 2021, December 31, 2020, and December 31, 2019, respectively. (3) Substandard non-accruing and doubtful includes $20.0 million of loans rated doubtful at December 31, 2021 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/19 12/31/20 9/30/21 12/31/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/19 12/31/20 9/30/21 12/31/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/19 12/31/20 9/30/21 12/31/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/19 12/31/20 9/30/21 12/31/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/19 12/31/20 9/30/21 12/31/21 25

Criticized and Classified – CRE by Property Type ($ in millions) Office Multifamily Retail Warehouse/Industrial Hotel Other $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 26

Criticized and Classified – BFG Franchise Finance ($ in millions) Restaurant Concepts(1) Fitness Concepts Other $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/19 12/31/20 9/30/21 12/31/21 $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/19 12/31/20 9/30/21 12/31/21 $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/19 12/31/20 9/30/21 12/31/21 27 (1) Substandard non-accruing and doubtful includes $20.0 million of loans rated doubtful at December 31, 2021

Asset Quality – Delinquencies ($ in millions) Commercial(1) CRE Residential (2) (1) Includes lending subsidiaries (2) Excludes government insured residential loans. $0 $20 $40 $60 $80 $100 $120 $140 12/31/19 12/31/20 9/30/21 12/31/21 $0 $20 $40 $60 $80 $100 $120 $140 12/31/19 12/31/20 9/30/21 12/31/21 $0 $20 $40 $60 $80 $100 $120 $140 12/31/19 12/31/20 9/30/21 12/31/21 28

Investment Portfolio

30 Investment Securities AFS ($ in thousands) Portfolio Composition Ratings Distribution Gov 33% AAA 58% AA 7% A 2% US Government and agency 33% Private label RMBS and CMOs 22% Private label CMBS 25% Residential real estate lease- backed securities 5% CLO 11% State Municipal Obligations 2% Other 2% Portfolio Net Unrealized Gain(Loss) Fair Value Net Unrealized Gain(Loss) Fair Value Net Unrealized Gain(Loss) Fair Value US Government and agency 24,682$ 3,025,775$ 6,921$ 3,336,363$ (3,939)$ 3,249,950$ Private label RMBS and CMOs 15,713 998,603 2,653 2,172,078 (10,716) 2,149,420 Private label CMBS 12,083 2,526,354 8,616 2,591,320 (680) 2,604,010 Residential real estate lease-backed securities 14,819 650,888 7,505 621,301 2,123 476,968 CLOs (8,450) 1,140,274 (1,773) 973,535 (931) 1,078,286 State and Municipal Obligations 21,966 235,709 17,486 225,404 16,559 222,277 Other 4,822 484,806 3,363 278,072 1,419 152,510 85,635$ 9,062,409$ 44,771$ 10,198,073$ 3,835$ 9,933,421$ December 31, 2020 December 31, 2021September 30, 2021

Non-GAAP Financial Measures

32 Non-GAAP Financial Measures Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry. The following table reconciles the non-GAAP financial measurement of tangible book value per common share to the comparable GAAP financial measurement of book value per common share at December 31, 2021 (in thousands except share and per share data): December 31, 2021 Total stockholders’ equity (GAAP) 3,037,761$ Less: goodwill 77,637 Tangible stockholders’ equity (non-GAAP) 2,960,124$ Common shares issued and outstanding 85,647,986 Book value per common share (GAAP) 35.47$ Tangible book value per common share (non-GAAP) 34.56$

33 Non-GAAP Financial Measures (continued) ACL to total loans, excluding government insured residential loans, PPP and MWL is a non-GAAP financial measure. Management believes this measure is relevant to understanding the adequacy of the ACL coverage, excluding the impact of loans which carry nominal or no reserves. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions and is a measure cited by analysts. The following table reconciles the non- GAAP financial measurement of ACL to total loans, excluding government insured residential loans, PPP loans and MWL to the comparable GAAP financial measurement of ACL to total loans at the dates indicated (dollars in thousands): December 31, 2021 September 30, 2021 December 31, 2020 Total loans (GAAP) 23,765,053$ 22,807,969$ 23,866,042$ Less: Government insured residential loans 2,023,221 1,913,497 1,419,074 Less: PPP loans 248,505 332,548 781,811 Less: MWL 1,092,133 877,006 1,259,408 Total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP) 20,401,194$ 19,684,918$ 20,405,749$ ACL 126,457$ 159,615$ 257,323$ ACL to total loans (GAAP) 0.53% 0.70% 1.08% ACL to total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP) 0.62% 0.81% 1.26%